Exhibit 99.1

Hemisphere Media Announces Third Quarter 2014 Financial Results; Affirms 2014 Financial Guidance

MIAMI—(November 12, 2014) — Hemisphere Media Group, Inc. (NASDAQ:HMTV) (“Hemisphere” or the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth Hispanic TV/cable networks business, today announced financial results for the third quarter ended September 30, 2014.

Alan Sokol, CEO of Hemisphere, stated, “Our third-quarter performance reflects continued strong financial and operating performance.  All of our cable networks grew their subscriber bases, demonstrating the unique and significant upside of the US Hispanic pay TV market.  WAPA TV once again expanded its ratings leadership in Puerto Rico and grew its share of advertising in the market, which we expect to continue in the fourth quarter.   In addition, we expect to finalize important distribution agreements for our recently acquired networks and successful renewals of our upcoming retransmission agreements prior to year-end.  We remain on track to achieve our full-year earnings guidance.”

On April 1, 2014, Hemisphere closed on the acquisition of the assets of the Spanish-language television network business of Media World, LLC (the “Cable Networks Acquisition”), which is comprised of Pasiones, Centroamerica TV and TV Dominicana (the “Acquired Cable Networks”). Results for the Acquired Cable Networks are included in the Company’s consolidated statement of operations from the acquisition date, April 1, 2014, which affects the comparability of the Company’s results.

Net revenues for the three months ended September 30, 2014 were $28.8 million, an increase of 21%, compared to net revenues of $23.7 million for the same period in 2013. Net revenues for the nine months ended September 30, 2014 were $78.8 million, an increase of 31%, compared to net revenues of $60.1 million for the same period in 2013. The increase in the current quarter was driven in part by the inclusion of the Acquired Cable Networks, offset in part by a decline in advertising revenue resulting from a decline in the Puerto Rican television advertising market and the decision not to produce Idol Puerto Rico in 2014.  The increase for the year-to-date period was due primarily to the inclusion of the Acquired Cable Networks since April 1, 2014, and the inclusion of Cinelatino for the full nine months, as well as growth in retransmission and subscriber fees.

Operating expenses were $23.2 million for the three months ended September 30, 2014, an increase of 19% from operating expenses of $19.6 million for the same period in 2013. Operating expenses were $63.0 million for the nine months ended September 30, 2014, an increase of 10% from operating expenses of $57.4 million in the year ago period. The increase in the current quarter was primarily due to the inclusion of the operating results of the Acquired Cable Networks, offset in part by lower production costs due to the decision not to produce Idol Puerto Rico in 2014. The increase for the year-to-date period was due to the inclusion of the Acquired Cable Networks, and the inclusion of Cinelatino and corporate overhead and public company charges, which were not included in the prior year’s first calendar quarter, offset in part by a one-time $3.8 million charge and higher stock-based compensation expense of $1.0 million from the prior year period.

Net income was $0.7 million for the three months ended September 30, 2014, an increase of $4.7 million compared to a net loss of $4.0 million for the same period in 2013, and net income was $6.2 million for the nine months ended September 30, 2014, an increase of $13.2 million compared to a net loss of $6.9 million for the same period in 2013.

Adjusted EBITDA increased $4.1 million, or 46%, to $12.8 million for the three months ended September 30, 2014, and increased $10.5 million, or 45%, to $34.0 million for the nine months ended September 30, 2014. These increases were due to the inclusion of the operating results of the Acquired Cable Networks and Cinelatino and growth at Hemisphere’s combined networks, offset in part by a full nine months of corporate overhead, which has grown as the Company expands its infrastructure to support the expansion of its business.

The following tables set forth Hemisphere’s financial performance for the three and nine months ended September 30, 2014 and 2013 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenues	$28,781	$23,705	$78,787	$60,129
Operating Expenses:
Cost of revenues	9,174	10,290	26,067	23,818
Selling, general and administrative	8,353	6,597	23,473	22,571
Depreciation and amortization	4,668	2,586	12,077	6,177
Other expenses	972	122	1,282	4,794
Loss on disposition of assets	55	—	70	68
Total Operating Expenses	23,222	19,595	62,969	57,428

Operating Income	5,559	4,110	15,818	2,701

Other Expenses:
Interest expense, net	(3,029)	(2,376)	(8,871)	(4,273)
Loss on extinguishment of debt	(1,116)	(1,649)	(1,116)	(1,649)
Total Other Expenses	(4,145)	(4,025)	(9,987)	(5,922)

Income (Loss) before Income Taxes	1,414	85	5,831	(3,221)
Income tax (expense) benefit	(751)	(4,070)	399	(3,715)

Net Income (Loss)	$663	$(3,985)	$6,230	$(6,936)

Reconciliation of net income (loss) to Adjusted EBITDA:
Net Income (Loss)	$663	$(3,985)	$6,230	$(6,936)
Add (Deduct):
Income tax expense (benefit)	751	4,070	(399)	3,715
Interest expense, net	3,029	2,376	8,871	4,273
Loss on extinguishment of debt	1,116	1,649	1,116	1,649
Loss on disposition of assets	55	—	70	68
Depreciation and amortization	4,668	2,586	12,077	6,177
Stock-based compensation	1,390	1,611	4,606	5,618
Transaction expenses	972	122	1,282	4,794
Non-recurring expenses	173	332	173	4,132
Adjusted EBITDA	$12,817	$8,761	$34,026	$23,490

Non-GAAP Reconciliations

Within Hemisphere’s third quarter 2014 press release, Hemisphere makes reference to the non-GAAP financial measure — “Adjusted EBITDA.” Whenever such information is presented, Hemisphere has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons why Hemisphere’s management believes that the presentation of this non-GAAP financial measures provides useful information to investors regarding Hemisphere’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Conference Call

Hemisphere will conduct a conference call to discuss its third quarter financial results at 10:00AM ET on Wednesday, November 12, 2014. A live broadcast of the conference call will be available online via the Company’s Investor Relations website located at http://ir.hemispheretv.com/. Alternatively, interested parties can access the conference call by dialing (866) 515-2911, or from outside the United States at (617) 399-5125, at least five minutes prior to the start time. The conference ID for the call is 59269547.

A replay of the call will be available beginning at approximately 2:00PM Eastern Time November 12, 2014 by dialing (888) 286-8010, or from outside the United States by dialing (617) 801-6888. The conference ID for the replay is 65653421.

Forward-Looking Statements

This press release may contain certain statements about Hemisphere that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to the synergies and the benefits that Hemisphere expects to achieve in the acquisition of the Acquired Cable Networks, Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts.  These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group (NASDAQ:HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico. Hemisphere’s networks consist of:

•                  Cinelatino, the leading Spanish-language movie channel distributed in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean.

•                  WAPA PR, Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA PR produces more than 65 hours per week of top-rated news and entertainment programming.

•                  WAPA America, the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA PR.

•                  Pasiones, dedicated to showcasing the most popular telenovelas and drama series, distributed in the U.S. and Latin America.

•                  Centroamerica TV, the leading network targeting Central Americans living in the U.S., the third largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America.

•                  TV Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic.

Contacts

For Hemisphere Media Group, Inc.:
Robin Weinberg/Patrick Scanlan, 212-687-8080